Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Docebo Inc. of our report dated March 10, 2021 relating to the consolidated financial statements, which is filed as Exhibit 99.2 to Docebo Inc.’s Annual Report on Form 40-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

January 4, 2022